Exhibit 10.54

October 31, 2018
FORM OF Amendment AGREEMENT
This AMENDMENT AGREEMENT (this “Agreement”) is made, by and between _____________________ (“_________”) and Marriott Vacations Worldwide Corporation (“Company”), as of this October 31, 2018.
WHEREAS, Company and ________ entered into a letter agreement re: Base Warrants confirming the terms of a base warrant transaction (such confirmation, the “Base Warrant Confirmation” and such transaction, the “Base Warrant Transaction”) dated September 20, 2017 and a letter agreement re: Additional Warrants confirming the terms of an additional warrant transaction (such confirmation, the “Additional Warrant Confirmation” and together with the Base Warrant Confirmation, the “Confirmations” and such transaction, the “Additional Warrant Transaction”) dated September 21, 2017;
WHEREAS, in connection with Company’s acquisition of ILG, Inc., Company issued ____________ shares of Company’s common stock and has requested an amendment to the Base Warrant Transaction and the Additional Warrant Transaction,
NOW, THEREFORE, in consideration of their covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Definitions. Any capitalized term that is used but not defined herein shall have the meaning given thereto in the relevant Confirmation.
2.Amendment to the Confirmations. Effective as of the date hereof, the terms opposite “Method of Adjustment” in Section 3 of each Confirmation shall be amended by replacing “12.5” with “18” in the second sentence therein.
3.Representations and Warranties.

(a)	Each party represents to the other party that:

(i)	it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation;

(ii)	it has the power to execute and deliver, and perform its obligations under, this Agreement, and has taken all necessary action to authorize such execution, delivery and performance;

(iii)
such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)
all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)
its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)
In addition, Company represents and warrants to, and agrees with, ________ that Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least USD 50 million.

4.No Reliance. Each of Company and ________ hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on the other party or such other party’s affiliates in any respect in connection therewith, and that it will not hold the other party or such other party’s affiliates accountable for any such con
5.Governing Law. This Agreement and all matters arising in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).
6.No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
7.Counterparts. This Agreement (and any amendment, modification and waiver in respect of it) may be executed and delivered in counterparts, each of which will be deemed an original.
[End of Text]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Agreement and returning it to us.
Very truly yours,

\ ________ \
By:
Authorized Signatory
Name:

Accepted and confirmed
as of the date first mentioned above:

MARRIOTT VACATIONS WORLDWIDE CORPORATION
By:
Authorized Signatory
Name: John E. Geller, Jr.

[Amendment Agreement Signature Page]